Exhibit 23.1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

HAHA Generation Corp.
4F, No. 132, Songshan Road,
Xinyi District, Taipei City, 110
Taiwan (Republic of China)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2015, in the Registration Statement (Form S-1 Amendment Number 3) and related Prospectus of HAHA Generation Corp.

/s/    KCCW Accountancy Corp
Diamond Bar, California
February 3, 2016